UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report  - May 3, 2007

 (Date of Earliest Event Reported)

Carpenter Technology Corporation
(Exact Name of Registrant as specified in its charter)
Delaware	1-5828	23-0458500
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
P.O. Box 14662, Reading Pennsylvania, 19612
(Address of principal executive offices)

Registrant's telephone number, including area code (610) 208-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

     [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a press release dated May 3, 2007, Carpenter Technology Corporation announced that M. David Kornblatt, its Senior Vice President, Finance and Chief Financial Officer is resigning his position, effective May 7, 2007, to take a position as chief financial officer with another company.

The Company announced that Richard L. Simons, the Company’s current Vice President and Controller, has been appointed as the acting Chief Financial Officer pending a search for a permanent replacement for Mr. Kornblatt.  Mr. Simons, age 51, has been the Vice President and Controller of Carpenter since July 2005.  Prior to that, he was the Executive Vice President and Chief Financial Officer of Hardinge, Inc. from 2000-2005.  No changes were made to Mr. Simons’ compensation as a result of his interim appointment as chief financial officer.

Item 9.01  Financial Statements and Exhibits.

     (a) and (b)  None.

     (c) Exhibit:

               Exhibit 99.1                    Press Release dated May 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2007	CARPENTER TECHNOLOGY CORPORATION (Registrant) By: /s/ David A. Christiansen David A. Christiansen Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit     Description

99.1           Press release, dated May 3, 2007